Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on the post-effective amendment No. 5 to Form S-1 (File No. 333-230583) of our report dated February 27, 2023 relating to the financial statements of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2022 and 2021 and for the years ended December 31, 2022, 2021 and 2020, which appear in this Annual Report on Form 10-K of United States 12 Month Natural Gas Fund, LP for the year ended December 31, 2022.

/s/ Spicer Jeffries LLP

Denver, Colorado

March 1, 2023